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                              CONSULTING AGREEMENT

This Consulting Agreement (hereinafter referred to as "Agreement") is between EnerTeck Chemical Corporation, having a place of business at 10701 Corporate Drive, Suite 150, Stafford, Texas 77477 (hereinafter referred to as "ECC"), its parent company, Gold Bond Resources, Inc., a Washington state corporation and a public company ("GOBM"), and James J. Mullen (hereinafter referred to as "CONSULTANT"), having a place of business at 8202 Campodolcino Drive, Corpus Christi, Texas 78414.

The parties hereby agree as follows:

1. ECC/GOBM agrees to engage the CONSULTANT and the CONSULTANT agrees to provide legal/consulting services, including but not limited to, general law and intellectual property law to ECC/GOBM.

2. This Agreement shall commence on January 15, 2003 and shall terminate on January 15, 2004, a period of twelve months (12).

3. ECC/GOBM hereby retains the services of CONSULTANT to consult on matters relating to general law and intellectual property law; and for such mutually agreed upon legal matters as requested by ECC/GOBM upon which CONSULTANT shall be willing to act, to advise ECC/GOBM to the best of his ability on all legal issues during the term of this Agreement. The CONSULTANT agrees that he will perform consulting services for ECC/GOBM as and when requested by ECC/GOBM and at such locations as necessary for the performance of such services. ECC/GOBM agrees to endeavor to arrange such times, places, and periods of consultation as mutually convenient and which do not conflict with other commitments the CONSULTANT may have.

4. ECC/GOBM shall pay the CONSULTANT a fee of $ 6,000.00 per month for the term of this agreement (unless ECC/GOBM and CONSULTANT mutually agree, in writing, to different compensation arrangements) for the time spent in the performance of such consulting services under this Agreement.

         In addition to the monthly fee set forth above, Consultant will be issued five year warrants for 1,000,000 shares of GOBM (the public company's) common stock with an exercise price of $.12 per share. These warrants are hereby deemed to be earned upon the execution of this Consulting Agreement.and the shares underlying the warrants issued by the public company, GOBM, shall have registration rights attached thereto. This issuance of these warrants is not part of any officer and/or director compensation and is separate and distinct therefrom.

5. In addition to the compensation set forth above, ECC/GOBM shall reimburse the CONSULTANT for the pre-approved actual and reasonable expenses of CONSULTANT performing services under this Agreement, including air travel (not in excess of the fares for air journeys reimbursed to employees of ECC/GOBM), carfare (if for a personal car, not in excess of the per mile rate reimbursed to employees of ECC/GOBM), out-of-pocket living expenses for travel, and such expenses as telephone, telegraph, and reproduction expenses reasonably incurred as necessary in connection with the performance of the consulting services.


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6.       CONSULTANT shall not for any reason nor at any time during or after the term of this AGREEMENT use or disclose to any person (except to the extent that the proper furnishing of its consulting services may require such disclosure to employees of ECC/GOBM) any secret or confidential information relating to the processes, products, technology, machinery, apparatus, or plants of ECC/GOBM, or any other confidential information given to it by any officer, employee, or representative of ECC/GOBM or obtained in the course, or as a result of the consulting services unless authorized to do so in writing by an officer of ECC/GOBM. Any information not generally available to the public shall be considered secret or confidential for purposes of this Agreement.

7. The restrictions provided for herein concerning use and disclosure of ECC/GOBM confidential or proprietary information shall not apply to the use or disclosure of information which CONSULTANT can demonstrate (1) was in the possession of CONSULTANT prior to the date of this Agreement and which was not previously obtained either directly or indirectly from ECC/GOBM, (2) was at the time of disclosure to CONSULTANT or thereafter becomes, through no act or failure to act on the part of CONSULTANT or employees, part of the public domain by publication or otherwise, or (3) was or is hereafter furnished to CONSULTANT by others without restrictions on disclosure or use and was not obtained either directly or indirectly from ECC/GOBM. Specific information shall not be deemed to be within any of the foregoing exclusions set out in (1),
         (2), or (3) merely because it is or may be within the scope of more general information which falls within any one or more of the foregoing exclusions. CONSULTANT agrees that he shall neither identify nor confirm that information which is otherwise free to disclose under the exclusions set out in (1), (2), or (3) of this paragraph was received from ECC/GOBM.

8. CONSULTANT agrees to not make any public statements with respect to the business, personnel, or affairs of ECC/GOBM without express prior written consent of an officer of ECC/GOBM.

9. CONSULTANT agrees to abide by the general corporate policies of ECC/GOBM.

10. CONSULTANT agrees that any work prepared for ECC/GOBM which is eligible for copyright protection in the United States or elsewhere shall be a work made for hire. If any such work is deemed for any reason not to be a work made for hire, CONSULTANT assigns all right, title, and interest in the copyright in such work, and all extensions and renewals thereof to ECC/GOBM, and agrees to provide assistance as requested by ECC/GOBM in the establishment, preservation, and enforcement of its copyright in such work, such assistance to be provided at ECC/GOBM'S expense but without additional compensation to CONSULTANT. CONSULTANT agrees to waive all rights relating to the work developed or produced including without limitation on use or subsequent modifications.

11. CONSULTANT agrees to promptly communicate all inventions and improvement to inventions(s) which during the term of this Agreement he may conceive, make or discover that relate to the scope of this Agreement. All such inventions or improvements, whether patentable or not, shall be the exclusive property of ECC/GOBM without any obligation on ECC/GOBM to make payment therefor, in addition to the remuneration specified in this Agreement. At the request of ECC/GOBM, CONSULTANT shall execute or cause to be


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         executed any document(s) relative to invention(s) or improvements(s)
         which ECC/GOBM deems necessary in protection of said invention(s) or improvement(s).

12. Publications arising out of or as a result of the consulting services are to be submitted to ECC/GOBM for approval.

13. The CONSULTANT agrees to act as an Independent Contractor and have no power, nor represent that he has any power, to bind ECC/GOBM, to assume, or to create any obligation or responsibility, express or implied, on behalf of or in the name of ECC/GOBM. However, CONSULTANT will be acting in the capacity as a non-employee Vice President and General Counsel of ECC/GOBM and as such will have the capacity to carry out the normal duties of this position. As an Independent Contractor, CONSULTANT agrees to be responsible for any personal injury or property damage which CONSULTANT or employees of CONSULTANT may suffer in the course of or in connection with the performance of the consulting services under this Agreement. CONSULTANT acknowledges that ECC/GOBM will not carry any personal injury insurance or otherwise provide for CONSULTANT'S protection. CONSULTANT agrees not to make any claims against ECC/GOBM, or any of its subsidiaries or affiliates for any personal injury or loss which employees of CONSULTANT may suffer.

14. The compensation as agreed upon herein above shall be the only compensation due to CONSULTANT from ECC/GOBM or any of its subsidiaries or affiliates, except for any compensation (which other persons are entitled to as an officer and director of ECC/GOBM and it's associated companies and /or parent company) such as warrants and/or stock options. CONSULTANT shall not be entitled to any benefits which ECC/GOBM makes available to its employees. Because CONSULTANT is an Independent Contractor, ECC/GOBM will not withhold from any compensation earned by the CONSULTANT or the employees of CONSULTANT any payroll deductions, contributions, taxes or fees required of the CONSULTANT, including, but not limited to, social security payments and income tax. CONSULTANT shall indemnify ECC/GOBM against the payment of all wages and of all payroll deductions, contributions, taxes, or fees lawfully required of CONSULTANT by its employees, including, but not limited to, social security payments and income tax.

15. Warranty of Non-Conflict of Interest - CONSULTANT warrants that he is not at the date hereof and will not during the term of this Agreement be retained by or under contract to or under an obligation of secrecy to a competitor of ECC/GOBM to prevent CONSULTANT from providing services relating to ECC/GOBM's business interests.

16. This Agreement shall not be waived, modified, or terminated except in writing, signed by the parties. No waiver of a breach of any term or condition of this Agreement shall be deemed to constitute the waiver of any other breach of the same or any other term or condition.


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17.      This Agreement and any benefits thereof may not be assigned by the
         CONSULTANT, but ECC/GOBM may assign this Agreement to the transferee of the whole or any part of the business of ECC/GOBM, and such assignee shall thereafter be substituted for ECC/GOBM in all respects hereunder.

18.      ECC/GOBM shall have the right to terminate this Agreement, upon thirty
         (30) days written notice to CONSULTANT, without any obligation to the CONSULTANT except to pay for services previously rendered.

19. CONSULTANT shall have the right to terminate this Agreement upon 30 days written notice to ECC/GOBM.

20. Termination of this Agreement does not relieve CONSULTANT of any of its obligations of confidentiality under this Agreement. Upon the termination of this Agreement, CONSULTANT agrees to quit ECC/GOBM's premises and shall deliver up to ECC/GOBM all documents, plans, drawings, or papers in any way relating to the affairs of ECC/GOBM, which may be in the possession of CONSULTANT or employees of CONSULTANT.

21. All notices, requests, demands, and other communications required or permitted hereunder shall be deemed to have been duly given as follows:

         a) If to the CONSULTANT, when delivered by hand or mailed, by First Class Mail, postage prepaid, and addressed as follows:

                  James J. Mullen
                  8202 Campodolcino Drive
                  Corpus Christi, TX 78414
                  TEL: 361-985-0990

         b) If to ECC/GOBM, when delivered by hand or mailed, by first class mail, postage prepaid, and addressed as follows:

                  EnerTeck Chemical Corporation/Gold Bond Resources, Inc.
                  Attn:  President
                  10701 Corporate Drive  Suite 150
                  Stafford, Texas   77477
                  TEL:  (281) 240-1787

22. The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of Texas.


ACCEPTED AND AGREED:

ENERTECK  CHEMICAL  CORPORATION

By: (sign)/s/Dwaine Reese
Title: Chairman and COO

Date:  June 12, 2003

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GOLD BOND RESOURCES, INC.

By: /s/Dwaine Reese
Title: Chairman
Date: June 12, 2003

JAMES J. MULLEN

By: (sign) /s/ James J. Mullen
Title: Attorney at Law
Date: June 3, 2003



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